Exhibit 99.1

Press Release	Certegy Inc.
100 Second Avenue South
Suite 1100S
St. Petersburg, FL 33701

Date: April 21, 2005	Phone: 727-227-8000
Fax: 727-227-8091

Contact: Mary Waggoner
Certegy Inc.
SVP - Investor Relations
678-867-8004

FOR IMMEDIATE RELEASE

CERTEGY REPORTS

FIRST QUARTER 2005 DILUTED EPS GROWTH OF 32.1%

Raises Full Year 2005 Diluted EPS Guidance

St. Petersburg, FL, April 21, 2005 – Certegy Inc. (NYSE:CEY) today reported first quarter 2005 diluted earnings per share of $0.37, an increase of 32.1% over the prior year quarter. Diluted earnings per share from continuing operations was $0.34, a 30.8% increase compared to $0.26 in the first quarter of 2004. Revenue of $262.5 million increased 9.7%, and operating income of $37.1 million increased 23.6% over the prior year quarter.

FIRST QUARTER FINANCIAL HIGHLIGHTS

Summarized highlights of the 2005 first quarter results from continuing operations, as compared to the first quarter of 2004 are as follows:

•	Revenue increased 9.7% to $262.5 million.

•	Card Services increased 11.0%.

•	Check Services increased 7.8%.

•	Operating income of $37.1 million increased 23.6%.

•	Card Services increased 7.0%

•	Check Services increased 76.4%

•	Corporate expense increased 15.5%

•	Net income from continuing operations increased 25.5% to $21.2 million.

•	Diluted earnings per share from continuing operations increased 30.8% to $0.34.

•	Capital expenditures totaled $12.0 million.

“Our strong first quarter performance is the result of new customer signings, solid execution of our business plan, and outstanding profitability in Check Services,” stated Lee Kennedy, Certegy’s chairman and chief executive officer. “Our strategy remains focused on increasing market share, developing new and improved products and penetrating new vertical industries.”

SEGMENT RESULTS

Card Services generated revenue of $154.0 million in the first quarter of 2005, an increase of 11.0% above the 2004 quarter. Revenue growth of 9.2% in the Company’s North American card operation resulted from new customer signings, growth in e-banking, card loyalty programs and institution merchant processing. International card revenue increased by 19.7%, primarily due to new customers, growth within existing customers, higher software maintenance and support and favorable currency rates. Card Services operating income of $31.0 million increased 7.0%, compared to $29.0 million in the first quarter of 2004. Card Services operating margin of 20.2% in the first quarter of 2005 decreased by 70 basis points compared to an operating margin of 20.9% in the prior year quarter.

Check Services generated revenue of $108.5 million in the first quarter of 2005, an increase of 7.8% over the 2004 quarter, driven by new customer signings, growth in cash access services and favorable currency rates. Check Services operating income of $14.2 million increased 76.4% compared to $8.1 million in the first quarter of 2004. Check Services operating margin of 13.1% in the first quarter of 2005 increased by 510 basis points compared to an operating margin of 8.0% in the prior year quarter. Certegy’s proprietary risk modeling technology, improved collections and increased margins in cash access services drove the significantly improved profitability in the check segment.

Corporate expense of $8.2 million increased by $1.1 million over the prior year quarter. The increase is largely attributable to higher audit related and employee costs, including variable compensation accruals driven by above target year-to-date profit performance.

Interest expense of $3.3 million increased by $0.3 million compared to the first quarter of 2004, due to higher average interest rates on revolving credit borrowings. Other income of $0.2 million was comparable to the prior year quarter.

ACCOUNTING CHANGE

Certegy adopted Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment,” in the first quarter of 2005 using the modified retrospective transition method, which requires restatement of prior periods presented. The adoption of SFAS 123(R) reduced first quarter 2005 and 2004 diluted earnings per share by $0.02 and $0.04, respectively. The Company expects the accounting required by SFAS 123(R) to reduce full year 2005 diluted earnings per share by approximately $0.08, compared with $0.13 per share in 2004.

ANTICIPATED DISPOSAL OF MERCHANT ACQUIRING BUSINESS

Certegy has entered into advanced discussions regarding the disposition of its merchant acquiring business, pursuant to a plan previously approved by the Certegy Board of Directors. The parties expect to reach a definitive agreement during the second quarter of 2005.

OUTLOOK

Management updated its earnings outlook for 2005 as follows. This guidance excludes any gain on the sale of the discontinued merchant acquiring business and its profitability prior to disposition:

•	Revenue growth of approximately 10% to 12%, driven by low-double digit revenue growth in Card Services and high single-digit growth in Check Services.

•	Operating income growth of 15% to 17% over $168.5 million in 2004.

•	The effective tax rate is expected to approximate 37.6%.

•	Diluted earnings per share from continuing operations of $1.83 to $1.86, representing growth of 19.6% to 21.6% over $1.53 in 2004.

The Company expects to achieve revenue growth of 9% to 10% in the second quarter of 2005 and diluted earnings per share from continuing operations of $0.39 to $0.40, representing growth of 18% to 21% over $0.33 per diluted share in the second quarter of 2004.

TELECONFERENCE

Management will host a teleconference to discuss first quarter earnings on Thursday, April 21, 2005, at 11:00 a.m. Eastern Time. The live audio Webcast will be available at www.certegy.com. Please be advised that Microsoft’s Windows Media PlayerTM must be downloaded prior to accessing the presentation. It can be downloaded from www.microsoft.com/windows/mediaplayer. A replay of the Webcast will be available in the Investor Center section of the website after the call ends continuing through May 5, 2005.

About Certegy

Certegy Inc. (NYSE:CEY) provides credit and debit processing, check risk management and check cashing services, merchant processing and e-banking services to over 6,000 financial institutions, 117,000 retailers and 100 million consumers worldwide. Headquartered in St. Petersburg, Florida, Certegy maintains a strong global presence with operations in the United States, United Kingdom, Ireland, France, Chile, Brazil, Australia, New Zealand, Thailand and the Caribbean. As a leading payment services provider, Certegy offers a comprehensive range of transaction processing services, check risk management solutions and integrated customer support programs that facilitate the exchange of business and consumer payments. Certegy generated over $1.0 billion in revenue in 2004. For more information on Certegy, please visit www.certegy.com.

Forward-Looking Statements

The statements in this release include forward-looking statements that are based on current expectations, assumptions, estimates, and projections about Certegy and our industry. Without limitation, Certegy’s revenue, operating income and earnings per share projections for fiscal 2005 under the heading “Outlook” above are forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Certegy’s control that may cause actual results to differ significantly from what is expressed in those statements. Factors that could, either individually or in the aggregate, affect our performance include: our reliance on a small number of business segments and strategic relationships; our ability to comply with bankcard association rules and government regulations; the sensitivity of our business to the economy; declines in check writing; and other factors described in detail in the section entitled “Certain Factors Affecting Forward-Looking Statements” in our 2004 Annual Report on Form 10-K filed on March 11, 2005, with the SEC.

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CERTEGY INC.

CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2005	2004
Revenues	$262,458	$239,340

Operating expenses(1):
Costs of services	190,292	177,240
Selling, general and administrative	35,114	32,130

	225,406	209,370

Operating income	37,052	29,970
Other income, net	165	220
Interest expense	(3,305)	(2,976)

Income from continuing operations before income taxes	33,912	27,214
Provision for income taxes	(12,757)	(10,363)

Income from continuing operations	21,155	16,851
Income from discontinued operations, net of taxes of $1.2 million and $0.7 million, respectively(2)	2,041	1,272

Net income	$23,196	$18,123

Basic earnings per share:
Income from continuing operations	$0.34	$0.26
Income from discontinued operations	0.03	0.02

Net income	$0.38	$0.28

Average shares outstanding	61,794	63,677

Diluted earnings per share:
Income from continuing operations	$0.34	$0.26
Income from discontinued operations	0.03	0.02

Net income	$0.37	$0.28

Average shares outstanding	62,859	64,643

Revenues and operating income of the Company’s reportable segments for the three months ended March 31, 2005 and 2004 are as follows:

	Three Months Ended March 31,
	2005	2004
Revenues:
Card Services	$153,956	$138,654
Check Services	108,502	100,686

	$262,458	$239,340

Operating income(1):
Card Services	$31,046	$29,013
Check Services	14,202	8,051

	45,248	37,064
General corporate expense	(8,196)	(7,094)

	$37,052	$29,970

(1)	The Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share- Based Payment,” on January 1, 2005, restating all prior periods. SFAS No. 123(R) requires the Company to expense stock options issued to employees. See Item 10 for further information.
(2)	During the third quarter of 2004, Certegy’s Board of Directors approved a plan to dispose of the Company’s retail merchant acquiring business.

CERTEGY INC.

SUPPLEMENTAL INFORMATION

(Unaudited)

1.	Revenues by product and service offering are as follows (in thousands):

	2004					2005
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Card Issuer Services	$117,862	$123,410	$126,762	$134,562	$502,596	$128,727
Check Services	100,686	110,736	113,118	124,584	449,124	108,502
Merchant Processing	19,294	20,225	21,232	21,023	81,774	22,756
Software and Support	1,498	1,293	1,548	1,673	6,012	2,473

	$239,340	$255,664	$262,660	$281,842	$1,039,506	$262,458

Revenues from discontinued operations not reflected above are as follows (in thousands):

	2004					2005
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Discontinued Operations	$24,069	$28,460	$27,667	$26,998	$107,194	$25,328

2.	Revenues by geographic area (based on location of customer) are as follows (in thousands):

	2004					2005
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Domestic	$197,478	$215,295	$217,183	$231,947	$861,903	$215,372
International	41,862	40,369	45,477	49,895	177,603	47,086

	$239,340	$255,664	$262,660	$281,842	$1,039,506	$262,458

3.	Revenues are comprised of the following (in thousands):

	2004					2005
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Product and Service Fees	$204,509	$217,713	$225,440	$245,947	$893,609	$221,290
Interchange Fees	16,054	16,917	17,978	18,054	69,003	19,678
Reimbursable Expenses	18,777	21,034	19,242	17,841	76,894	21,490

	$239,340	$255,664	$262,660	$281,842	$1,039,506	$262,458

Revenues from discontinued operations not reflected above are comprised of the following (in thousands):

	2004					2005
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Product and Service Fees	$6,475	$7,629	$7,249	$7,214	$28,567	$6,793
Interchange Fees	17,594	20,831	20,418	19,784	78,627	18,535
Reimbursable Expenses	—	—	—	—	—	—

	$24,069	$28,460	$27,667	$26,998	$107,194	$25,328

4.	Currency translation increased (decreased) revenues and operating income for the three months ended March 31, 2005 as compared with the prior year as follows (in thousands):

	Revenues	Operating Income
Card Services	$925	$(217)
Check Services	557	64

	$1,482	$(153)

CERTEGY INC.

SUPPLEMENTAL INFORMATION, CONTINUED

(Unaudited)

5.	Check volumes in dollars are as follows (in millions):

	2004					2005
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Domestic	$8,206	$8,623	$8,719	$10,961	$36,509	$10,105
International	925	904	917	1,065	3,811	840

	$9,131	$9,527	$9,636	$12,026	$40,320	$10,945

Guarantee	$7,048	$7,248	$7,207	$8,548	$30,051	$6,960
Verification	2,083	2,279	2,429	3,478	10,269	3,985

	$9,131	$9,527	$9,636	$12,026	$40,320	$10,945

6.	Number of cards and accounts processed (end of period) are as follows (in thousands):

	2004				2005
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr
Cards:
Domestic	23,466	23,843	23,846	23,846	24,239
International	23,359	24,244	23,763	25,026	26,076

	46,825	48,087	47,609	48,872	50,315

Accounts:
Domestic	18,069	18,254	17,033	17,032	17,314
International	20,282	21,044	20,620	21,972	22,739

	38,351	39,298	37,653	39,004	40,053

7.	Merchant volumes in dollars and number of transactions are as follows:

	2004					2005
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Dollars (in millions)	$864	$931	$989	$937	$3,721	$1,013

Number of Transactions (in thousands)	9,291	10,385	10,777	10,278	40,731	10,500

Merchant volumes and number of transactions from discontinued operations not reflected above are as follows:

	2004					2005
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Dollars (in millions)	$1,005	$1,158	$1,127	$1,091	$4,381	$1,026

Number of Transactions (in thousands)	11,464	12,463	12,153	11,424	47,504	10,942

8.	Depreciation and amortization by segment is as follows (in thousands):

	2004					2005
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Card Services	$7,985	$8,067	$8,722	$9,280	$34,054	$9,025
Check Services	2,784	2,953	3,175	3,202	12,114	3,178
Corporate	315	322	320	324	1,281	326

	$11,084	$11,342	$12,217	$12,806	$47,449	$12,529

Amortization of acquired merchant portfolios from discontinued operations not reflected above is as follows (in thousands):

	2004					2005
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Discontinued Operations	$753	$789	$785	$—	$2,327	$—

CERTEGY INC.

SUPPLEMENTAL INFORMATION, CONTINUED

(Unaudited)

9.	Capital expenditures and acquisitions are as follows (in thousands):

	2004					2005
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Capital expenditures	$7,026	$10,083	$11,373	$12,426	$40,908	$12,037

Acquisitions, net of cash acquired	$33,391	$(433)	$8,063	$(300)	$40,721	$—

Capital expenditures and acquisitions from discontinued operations not reflected above are as follows (in thousands):

	2004					2005
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Capital expenditures	$85	$31	$40	$5	$161	$—

Acquisitions, net of cash acquired	$5,800	$—	$—	$—	$5,800	$—

10.	Adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment”:

The Company adopted SFAS No. 123 (revised 2004) on January 1, 2005 using the modified retrospective method, restating all prior periods. SFAS No. 123(R) requires the Company to expense stock options issued to employees. Previously, the Company did not record compensation expense for employee stock options. Prior year periods are restated using the pro forma amounts previously disclosed in the Company’s consolidated financial statements under SFAS No. 123.

Stock option expense for 2005 and 2004 is as follows:

	2004					2005
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Stock option expense	$3,557	$2,769	$2,414	$2,418	$11,158	$1,520
Income tax benefit	(1,022)	(651)	(580)	(707)	(2,960)	(415)

	$2,535	$2,118	$1,834	$1,711	$8,198	$1,105

Diluted EPS	$0.04	$0.03	$0.03	$0.03	$0.13	$0.02

During 2005, the quarterly impact of SFAS No. 123(R) is expected to be approximately $0.02 per diluted share, amounting to approximately $0.08 per diluted share for the full year 2005.

Stock option expense for 2005 and 2004, by segment, is as follows:

	2004					2005
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Card Services	$1,351	$1,052	$917	$919	$4,239	$578
Check Services	717	558	487	487	2,249	306
Corporate	1,489	1,159	1,010	1,012	4,670	636

	$3,557	$2,769	$2,414	$2,418	$11,158	$1,520

CERTEGY INC.

SUPPLEMENTAL INFORMATION, CONTINUED

(Unaudited)

11.	Selected Consolidated Balance Sheet and Cash Flow Data:

The following preliminary balance sheet and cash flow data is provided for informational purposes and is subject to final reclassifications associated with the adoption of SFAS No. 123(R).

Consolidated Balance Sheet Data (in thousands):

	March 31, 2005	December 31, 2004
Cash and cash equivalents	$50,625	$41,801
Trade accounts receivable, net of allowance	$106,534	$120,767
Claims recoverable	$32,707	$39,316
Property and equipment, net	$64,438	$61,490

Accounts payable and other accrued expenses	$57,134	$56,764
Claims payable	$27,847	$36,204
Compensation and benefit liabilities	$17,660	$19,384
Long-term debt:
Unsecured notes, 4.75%, due 2008, net of unamortized discount	$199,574	$199,543
Borrowings under revolving credit facility	24,300	48,600
Notes payable, variable rate, due 2009	22,364	22,364
Capital lease obligations	3,971	3,461

	$250,209	$273,968

Consolidated Cash Flow Data (in thousands):

	Three Months Ended March 31,
	2005	2004
Net cash provided by operating activities	$46,411	$36,893
Net cash used in investing activities	(12,037)	(40,417)
Net cash (used in) provided by financing activities	(27,020)	27,561
Effect of foreign currency exchange rates on cash	(622)	161
Cash provided by discontinued operations	2,092	52

Net cash provided	$8,824	$24,250